UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material under §240.14a-12.

Columbia Funds Series Trust I

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

Columbia Capital Allocation Moderate Aggressive Portfolio	Columbia Contrarian Core Fund	Columbia Disciplined Value Fund

Columbia Dividend Income Fund	Columbia Large Cap Growth Fund	Columbia Select Mid Cap Growth Fund

IMPORTANT NOTICE:

Please exercise your right to vote as soon as possible!

Dear Shareholder:

We recently sent you proxy materials concerning an important proposal affecting your fund(s), which will be considered at the Joint Special Meeting of Shareholders of the fund(s) on December 7, 2023 at 10:00 a.m. Eastern Time. This letter is being sent because you held shares in the fund(s) on the record date and we have not received your vote.

Your vote is very important.

Voting now will eliminate phone calls, avoid unnecessary communications and minimize proxy costs.

Because your vote is critical, our outreach to you will continue until there is sufficient voting.

The proposal is to combine each Fund’s Class V shares with Class A shares of the same Fund including, as part of such combination, the adoption with respect to Class V shares of a distribution plan pursuant to Rule 12b-1 under the Investment Company Act of 1940 identical to that currently in effect with respect to such Class A shares.

Please vote using one of the following options:

1.	Vote online

Log on to the website or scan the QR code shown on your proxy card(s). Please have your proxy card(s) in hand to access your control number (located in the box) and follow the on-screen instructions.

2.	Vote by touch-tone telephone

Call the toll-free number listed on your proxy card(s). Please have your proxy card(s) in hand to access your control number (located in the box) and follow the recorded instructions.

3.	Vote by mail

Complete, sign and date the proxy card(s), then return them in the enclosed postage-paid envelope.

The proxy materials we sent you contain important information regarding the proposal that you and other shareholders are being asked to consider. Please read the materials carefully. If you have any questions regarding the proposal, or need assistance with voting, you may call Computershare Fund Services, the funds’ proxy solicitor, toll free at 866.875.8612.

View or download the Joint Proxy Statement: https://www.proxy-direct.com/col-33565

Thank you for your prompt attention to this matter. If you have already voted, we appreciate your participation.

Sincerely,

Columbia Threadneedle Investments

Columbia funds are distributed by Columbia Management Investment Distributors, Inc., member FINRA, and managed by Columbia Management Investment Advisers, LLC.

Columbia Threadneedle Investments (Columbia Threadneedle) is the global brand name of the Columbia and Threadneedle group of companies.

Columbia Management Investment Distributors, Inc. 290 Congress Street, Boston, MA 02210 columbiathreadneedle.com/us	6083008 (11/23)

PO Box 43131

Providence, RI 02940-3131

RESPONSE NEEDED

Re: Your investment in Columbia Funds

Dear Valued Shareholder:

We have been trying to contact you regarding an important proposal pertaining to your investment in a Columbia Fund.

Please call us toll-free at

1- 866-904-8748

Please respond as soon as possible with the Reference Number listed above. The call will take only a few moments.

You WILL NOT be asked for confidential information and your call will be recorded for your protection.

Hours of Operation:

•	Monday through Friday - 10:00 a.m. to 11:00 p.m. ET

•	Saturday - 12:00 p.m. to 6:00 p.m. ET

Thank you in advance for your participation.